Exhibit 99.3


Attachment 2

                                 SECOND QUARTER PER SHARE RESULTS

                                     WESTERN RESOURCES, INC.

                                       Earnings(1)       Adj. Earnings(3)      Cash Flow(4)
Quarter Ended June 30,                1999     1998       1999      1998       1999     1998

Utility(2)                           $0.32    $0.48      $0.41     $0.56      $0.95    $1.09
ONEOK                                 0.12     0.12       0.12      0.12       0.12     0.12
Protection One                       (0.09)   (0.07)      0.00      0.02       0.48     0.30
Other (Net of Interest on
  Unallocated Debt)                  (0.13)   (0.18)     (0.14)    (0.18)     (0.13)   (0.17)
Earnings Before Non-Operating
  COLI and Non-Recurring Events      $0.22    $0.35      $0.39     $0.52      $1.42    $1.34
Non-Operating COLI                   (0.02)    0.08      (0.02)     0.08      (0.02)    0.08
Non-Recurring Events:
  Western Resources                   0.07    (0.08)      0.07     (0.08)      0.07    (0.08)
  Protection One                      0.00     0.10       0.00      0.10       0.00     0.10
    Total Earnings per Share         $0.27    $0.45      $0.44     $0.62      $1.47    $1.44

(1) Line of business reporting does not reflect intercompany eliminations.
(2) Interest expense is allocated on $1.9 billion of debt.
(3) Earnings + goodwill.
(4) Earnings + depreciation and amortization.